Exhibit 99.1

Banks.com, Inc. Reports Third Quarter 2008 Financial Results

SAN FRANCISCO – November 13, 2008 – Banks.com, Inc. (AMEX: BNX), a leading financial services focused web property, announced today its results for the third quarter of 2008.

Financial Highlights

For the quarter ended September 30, 2008, Banks.com reported revenue of $1.4 million. This compares to revenue of $5.1 million reported in the third quarter a year ago. GAAP1 net loss was $956 thousand or $0.04 per basic and diluted share versus a loss of $533 thousand or $0.02 per basic and diluted share reported in the prior year quarter. Adjusted EBITDA2 was negative $579 thousand, compared to adjusted EBITDA of $64 thousand reported in the third quarter 2007.

“While our third quarter results were negatively impacted by the challenges we face in our business and a difficult environment for financial services advertising, we continue to be pleased with the results of our ongoing business transition,” said Dan O’Donnell, President and CEO of Banks.com. “We believe that our recent partnership agreements, particularly our partnership with InfoSpace, will improve the relevancy of the search advertising on our sites, allowing us to more effectively monetize the highly targeted traffic to the Banks.com website. At the same time, we also continue to take measures to reduce our expenses to reflect the current environment for our business.”

Select Business Highlights to Date

•	Signed search advertising partnership with InfoSpace

•	Signed promotional partnership agreements with PrecisionIR, MyRetirementRewards.com and IClubCentral

•	Completed sale of a number of non-core assets and are using the proceeds to pay down debt principal

•	Appointed Daniel M. O’Donnell, current President and CEO, to serve as interim principal financial officer

[1]	Generally accepted accounting principles in the United States of America.
[2]

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.

Conference Call

Banks.com will host a conference call at 2:00 PM PST / 5:00 PM EST to discuss its third quarter 2008 results. To listen to the call and have the opportunity to ask questions, please dial 866-831-6162 (domestic) or 617-213-8852 (International) five to ten minutes before the call and reference the passcode 55031885. A replay of the call will be available by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and referencing passcode 51396521. Investors will also have the opportunity to listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward looking statements in this press release include statements regarding: management’s expectations regarding our strategy, our focus on higher-quality content and traffic in the financial services vertical; our commitment to becoming the premier source of targeted financial traffic; and the outlook for our business. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, unanticipated slowdown in the financial services vertical; market acceptance of the enhanced version of the Banks.com website; introduction of additional competitors in the Internet search services space; unexpected diversion of advertising dollars away from the Internet; slower than anticipated growth rate of our advertising base; dependence on our search providers; market development of Internet advertising and paid search services; and the stability of our infrastructure. Further information on the factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, our quarterly reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no responsibility to update these forward looking statements publicly, even if new information becomes available in the future.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it is important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See the “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. In addition, Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation. Adjusted EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Banks.com’s profitability.

About Banks.com

Banks.com is a leading Financial Services portal containing a unique breadth and depth of products and services. Our mission is to bring our users and subscribers the most relevant financial information on the web. Banks.com provides access to thousands of pages of current financial content, including: articles, stock quotes, audio, video, blogs and much more. In addition, Banks.com provides free tools to assist visitors with their financial decision-making including stock tracking and financial calculators. Our site contains information and products on a variety of topics such as Banking, Stocks & Bonds, Taxes, Mortgages, Personal Finance, Credit Cards, Insurance and Retirement Planning. Banks.com, Inc. is headquartered in San Francisco, California at 222 Kearny Street, Suite 550 and can be reached at 415.962.9700. More information about Banks.com, Inc. can be found at: www.Banks.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

415-962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,
	2008	2007
Revenues	$1,363	$5,102
Cost of revenues	548	2,489

Gross profit	815	2,613

Operating expenses:
Sales and marketing expense	233	629
General and administrative expense	1,749	2,491

Total operating expenses	1,982	3,120

(Loss) earnings from operations	(1,167)	(507)
Interest expense	282	296

(Loss) earnings before income taxes (benefit)	(1,449)	(803)
Income taxes (benefit)	(493)	(270)

Net (loss) earnings	$(956)	$(533)

Basic (loss) earnings per share	$(0.04)	$(0.02)

Diluted (loss) earnings per share	$(0.04)	$(0.02)

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except share and per share data)

(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Revenues	$9,542	$23,110
Cost of revenues	4,487	9,101

Gross profit	5,055	14,009

Operating expenses:
Sales and marketing expense	884	1,121
General and administrative expense	6,227	7,818

Total operating expenses	7,111	8,939

(Loss) earnings from operations	(2,056)	5,070
Interest expense	878	890

(Loss) earnings before income taxes (benefit)	(2,934)	4,180
Income taxes (benefit)	(934)	1,742

Net (loss) earnings	$(2,000)	$2,438

Basic (loss) earnings per share	$(0.08)	$0.10

Diluted (loss) earnings per share	$(0.08)	$0.09

BANKS.COM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets

Current assets:
Cash	$1,296	$2,300
Accounts receivable, net of allowances	783	2,703
Prepaid expenses and other	266	198
Refundable income taxes	878	283
Deferred income taxes	—	40

Total current assets	3,223	5,524
Office equipment and leasehold improvements, net	1,180	1,323
Debt issuance costs, net	456	579
Patents and trademarks, net	66	73
Domains, net	12,346	13,165
Goodwill	573	573
Other intangible assets, net	1,059	—
Other assets	125	279
Deferred income taxes	840	363

Total Assets	$19,868	$21,879

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued liabilities	700	918
Accounts payable	555	655
Deferred revenue	7	2
Deferred income taxes	5	—
Notes payable, net of discount	6,147	—

Total current liabilities	7,414	1,575
Notes payable, net of discount	—	6,658

Total liabilities	7,414	8,233

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	10,270	9,462
Retained earnings	2,159	4,159

Total stockholders’ equity	12,454	13,646

Total Liabilities and Stockholders’ Equity	$19,868	$21,879

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2008	2007
Net (loss) earnings	$(956)	$(533)
Income taxes (benefit)	(493)	(270)

(Loss) earnings before income taxes	(1,449)	(803)
Interest expense	282	296

(Loss) earnings from operations	(1,167)	(507)
Depreciation	123	109
Amortization	338	275
Stock compensation expense	127	187

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$(579)	$64

	Nine Months Ended September 30,
	2008	2007
Net (loss) earnings	$(2,000)	$2,438
Income taxes (benefit)	(934)	1,742

(Loss) earnings before income taxes	(2,934)	4,180
Interest expense	878	890

(Loss) earnings from operations	(2,056)	5,070
Depreciation	353	319
Amortization	1,005	785
Stock compensation expense	387	583

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$(311)	$6,757